As filed with the Securities and Exchange Commission on October 13, 2021

Registration No. 333-259912

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPORTSMAP TECH ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	86-3938682
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5353 West Alabama, Suite 415

Houston, Texas 77056

(713) 479-5302

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Gow

Chief Executive Officer
5353 West Alabama, Suite 415

Houston, Texas 77056
(713) 479-5302

(Name, address, including zip code, and telephone number, including area code, of agent for service

Copies to:

Ralph V. De Martino Cavas Pavri Schiff Hardin LLP 901 K Street NW, Suite 700 Washington, DC 20001 Telephone: (202) 778-6400 Facsimile: (202) 778-6460	David Alan Miller Jeffrey M. Gallant Graubard Miller 405 Lexington Avenue, 11th Floor New York, New York 10174 Telephone: (212) 818-8800 Facsimile: (212) 818-8881

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

SportsMap Acquisition Corporation is filing this Amendment No.1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-259912) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits and Financial Statement Schedules.

(a)     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
1.2	Form of Business Combination Marketing Agreement.*
3.1	Certificate of Incorporation*
3.2	Form of Amended and Restated Certificate of Incorporation*
3.3	Bylaws **
4.1	Specimen Unit Certificate*
4.2	Specimen Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Schiff Hardin*
10.1	Form of Letter Agreement among the Registrant and each of the sponsor, directors and officers of the Registrant*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.3	Form of Registration Rights Agreement between the Registrant and Securityholders*
10.4	Form of Indemnity Agreement*
10.5	Form of Private Placement Units Subscription Agreement*
10.6	Form of Administrative Services Agreement*
14	Form of Code of Ethics*
23.1	Consent of Marcum LLP*
99.1	Audit Committee Charter*
99.2	Compensation Committee Charter*
99.3	Nominating Committee Charter*
99.4	Consent of David Graff *
99.5	Consent of Oliver Luck *
99.6	Consent of Reid Ryan *
99.7	Consent of Steve Webster *

* Previously filed.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 13th day of October, 2021.

SPORTSMAP TECH ACQUISITION CORP.

By:	/s/ David Gow
Name:	David Gow
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ David Gow	Chief Executive Officer	October 13, 2021
David Gow	(Principal executive officer)

/s/ Jacob Swain	Chief Financial Officer (Principal financial and accounting officer)	October 13, 2021
Jacob Swain